Exhibit 99.6

CONVERTIBLE PROMISSORY NOTE

PRINCIPAL AMOUNT:                                      € 47,388.30 (Euros)

INTEREST RATE:                                               5.0% per annum simple interest (non-compounding)

BORROWER:                                                     Sangui BioTech International, Inc.

LENDER:                                                              Dr. Christoph Ludz

DUE DATE:                                                           January 31, 2011

PAYMENTS:                                                        This convertible promissory note will be due and payable, in full, five years from the loan date unless prepaid or converted into shares of the Borrower’s Common Stock at an earlier date.

BACKGROUND

Whereas, this Convertible Promissory Note (the “Note”) memorializes the terms of that certain transaction that took place on January 30, 2006 between the Borrower and the Lender;

Whereas, as of January 30, 2006 the Borrower had 50,000,000 shares of common stock authorized under its Articles of Incorporation and the Borrower had issued all 50,000,000 of those shares resulting in the Borrower being unable to finance any of its operations through the issuance of new equity;

Whereas, the Lender agreed to lend cash to aid the Borrower in financing its operations; and,

Whereas, subject to the sole discretion of the Lender, if and when the Borrower is able to authorize and issue additional shares of its common stock, the Lender will accept repayment of its loan to the Borrower in shares of common stock of the Borrower.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1.           General Terms.  For value received, Sangui BioTech International, Inc. hereinafter referred to as “Borrower” promises to pay Dr. Christoph Ludz, hereinafter referred to as “Lender,” or to order, the principal amount of € 47,388.30 (Euros) plus 5.0% per annum simple interest.  The principal and interest shall be payable in full on January 31, 2011, unless converted at the sole discretion of the Lender, as provided in Section 3 below, into shares of its Common Stock.

2.           Payment Terms. Borrower shall pay the unpaid principal and interest thereon in one installment on or before January 31, 2011, unless previously converted as provided in Section 3 below.

3.           Conversion by Lender.  If and when the Borrower is able to amend its Articles of Incorporation to allow the authorization of additional common stock, then the Lender, in its sole discretion, shall have the right to convert this note, including all unpaid principal and any interest thereon, into shares of the Borrower’s Common Stock, at the rate of € 0.09 (Euros) per share at any time prior to full repayment or the Due Date.  The number of shares of shares of common stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount of this Note by (ii) 0.09, rounded up to the nearest whole share.

4.           Mechanics and Effect of Conversion. Upon conversion of this Note pursuant to this Section 3, the Lender shall surrender this Note, duly endorsed, at the principal offices of the Borrower or the transfer agent of the Borrower.  At its expense, the Borrower will, as soon as practicable thereafter, issue and deliver to Lender, at such principal office, a certificate or certificates for the number of shares to which Lender is entitled upon such conversion, together with any other securities and property to which Lender is entitled upon such conversion under the terms of this Note, including a check payable to Lender for any accrued interest due.  Upon conversion of this Note, the Borrower will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal and interest being converted.

5.           Default.  Borrower will be in default if any of the following occur:

        (a)  Borrower fails to make any payment when due;

(b)           Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or in any other agreement or loan Borrower has with Lender;

(c)           Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect;

(d)           Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; or,

(e)           Any of the events described in this default section occurs with respect to any guarantor of this Note.

6.           Notices.  Any payment, notice or other communication required or permitted hereunder shall be expressed in writing and sent by certified or registered mail, return receipt requested, to their respective parties at the following addresses, or at such other addresses as the parties shall designate by written notice to be the other:

If to the Borrower, addressed to:
Sangui BioTech International, Inc.
c/o Joachim Fleing
Alfred-Herrhausen-Str. 44
58455 Witten, Germany
Phone 011-49-2302-915-204

If to the Lender, addressed to:
Dr. Christoph Ludz
Sanderskoppel 17
22391 Hamburg, Germany

7.           Transfer; Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Notwithstanding the foregoing, the Lender may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Borrower.  Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Borrower.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of this Note.

8.           Amendments and Waivers.  Any term of this Note may be amended only with the written consent of the Borrower and Lender.

9.           Stockholders, Officers and Directors Not Liable.  In no event shall any stockholder, officer or director of the Borrower be liable for any amounts due or payable pursuant to this Note.

10.           Loss of Note.  Upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Borrower (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Borrower will make and deliver in lieu of such Note a new Note of like tenor.

11.           Attorneys Fees.  Borrower agrees that if any legal action is necessary to enforce or collect this Note, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled.  This provision shall be applicable to the entire Note.

12.           Governing Law.  This Note shall be governed and construed in accordance with the laws of the State of Colorado.

13.           Method of Payment.  Principal shall be payable in lawful money of the European Union.  Notwithstanding anything contained herein to the contrary, any amount of interest payable under the terms of this Note shall in no event exceed the maximum amount of interest permitted to be charged by law at the date of execution hereof.

IN WITNESS WHEREOF, this Convertible Promissory Note was executed by the borrower on the date and year written below.

BORROWER
Sangui BioTech International, Inc.

Dated: February 28, 2007                                                                     /s/ Wolfgang Barnikol
____________________________________
By:  Wolfgang Barnikol
Its:  President